UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	46-1981974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

Arcturus Therapeutics Ltd.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Item 7.01	Regulation FD Disclosure

Arcturus Therapeutics Holdings Inc. (the “Company”) has made available a presentation about the Company’s business (the “Presentation”), a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is hereby incorporated by reference.

The furnishing of the Presentation is not an admission as to the materiality of any information therein. The information contained in the Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements the Company may make by press release or otherwise from time to time. The Presentation speaks as of the date of this Report. While the Company may elect to update the Presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

The Presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication and the Presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about: expectations regarding our capitalization, strategy, future operations, collaborations or resources; the adequacy of our capital to support our future operations and our ability to successfully initiate and complete clinical trials; our strategy and focus; the development and commercial potential of any of our product candidates; the timing and success of our development efforts; the success of any of our trials and our ability to achieve regulatory approval for any product candidate; the entry into, modification or termination of collaborative agreements; the date that an IND may be filed with the FDA; the potential market or success for the clinical development programs of the Company; the likelihood of success of the Company’s technology or potential development of any of the Company’s products, preclinical or clinical development programs; the expected employment of key personnel; the yield of preventative and therapeutic treatments or commercial or therapeutic success of the Company’s products or programs, including those for the treatment of cystic fibrosis; or any statements other than statements of historical fact, including those related to the Company’s future cash, market or financial position. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements, except as required by law.

In addition to factors previously disclosed in the Company’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the availability and access, in general, of funds to fund operations and necessary capital expenditures, the strength of our intellectual property portfolio, the expected safety profiles of our product candidates, the proof of concept of our product candidates, the target opportunities for certain of our product candidates, our expected dates of submission of one or more Investigational New Drug Applications to the FDA, market opportunities with respect to certain diseases connected with our product candidates, manufacturing and formulation capabilities of the Company or our manufacturing partners with respect to our product candidates, as well as our management’s response to the preceding factors. The foregoing factors are in addition to the other factors set forth in the Company’s reports on Form 10-K, Form 8-K, and other documents on file with the SEC.

Other risks and uncertainties are more fully described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 18, 2019, and in other filings that the Company makes and will make with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this Current Report on Form 8-K and the exhibit(s) attached hereto speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Presentation of Arcturus Therapeutics Holdings Inc., dated November 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.

Date: November 7, 2019

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer